Exhibit 99.2

THE HEAVY LIFT BUSINESS OF TELEFLEX INCORPORATED

Index to Combined Financial Statements

THE HEAVY LIFT BUSINESS OF TELEFLEX INCORPORATED

COMBINED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 28, 2010	March 29, 2009
	(Dollars in thousands)

Net revenues	$15,540	$25,258
Cost of sales	12,674	21,345
Gross profit	2,866	3,913
Selling, engineering and administrative expenses	2,117	2,404
Income from operations before interest and taxes	749	1,509
Interest income from related parties	(1,160)	(950)
Income before taxes	1,909	2,459
Taxes on income	719	925
Net income	$1,190	$1,534

The accompanying notes are an integral part of the combined financial statements.

THE HEAVY LIFT BUSINESS OF TELEFLEX INCORPORATED

COMBINED BALANCE SHEETS
(Unaudited)

	March 28, 2010	December 31, 2009
	(Dollars in thousands)
ASSETS
Current assets
Accounts receivable, net	$50	$28
Due from related parties	4,420	4,338
Inventories	9,474	9,051
Prepaid expenses	46	39
Deferred tax assets	832	832
Total current assets	14,822	14,288
Property, plant and equipment, net	5,345	5,466
Goodwill	7,597	7,597
Intangibles and other assets	5,568	5,704
Total assets	$33,332	$33,055

LIABILITIES AND INVESTED EQUITY
Current liabilities
Accounts payable	$6,033	$5,803
Accrued expenses	477	689
Payroll and benefit-related liabilities	392	516
Income taxes payable	719	2,263
Deferred revenue	67	2
Total current liabilities	7,688	9,273
Deferred tax liabilities	1,347	1,347
Other liabilities	1,055	1,083
Total liabilities	10,090	11,703
Commitments and contingent liabilities
Invested equity
Owners’ net investment	23,242	21,352
Total invested equity	23,242	21,352
Total liabilities and invested equity	$33,332	$33,055

The accompanying notes are an integral part of the combined financial statements.

THE HEAVY LIFT BUSINESS OF TELEFLEX INCORPORATED

COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 28, 2010	March 29, 2009
	(Dollars in thousands)
Cash Flows from Operating Activities:
Net income	$1,190	$1,534
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	121	112
Amortization expense of intangible assets	135	135
Stock-based compensation	32	29
Costs allocated from parent	135	174
Other	(27)	2
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable and related parties	(104)	1,374
Inventories	(423)	1,575
Prepaid expenses and other current assets	(7)	80
Accounts payable and accrued expenses	(57)	(4,296)
Income taxes receivable and payable, net and deferred income taxes	(1,528)	(4,649)
Net cash used in operating activities	(533)	(3,930)
Cash Flows from Financing Activities:
Transfers from parent	533	3,939
Net cash provided by financing activities	533	3,939
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	—	(9)
Net cash used in investing activities	—	(9)
Net increase in cash and cash equivalents	—	—
Cash and cash equivalents at the beginning of the year	—	—
Cash and cash equivalents at the end of the year	$—	$—

The accompanying notes are an integral part of the combined financial statements.

THE HEAVY LIFT BUSINESS OF TELEFLEX INCORPORATED

COMBINED STATEMENTS OF CHANGES IN INVESTED EQUITY
(Unaudited)

	Owners’ Net Investment	Comprehensive Income	Total
	(Dollars in thousands)
Balance at December 31, 2008	$25,153		$25,153
Net income	1,534	$1,534	1,534
Stock-based compensation	29		29
Costs allocated from parent	174		174
Transfers from parent	3,939		3,939
Comprehensive income		$1,534
Balance at March 29, 2009	$30,829		$30,829

Balance at December 31, 2009	$21,352		$21,352
Net income	1,190	$1,190	1,190
Stock-based compensation	32		32
Costs allocated from parent	135		135
Transfers from parent	533		533
Comprehensive income		$1,190
Balance at March 28, 2010	$23,242		$23,242

The accompanying notes are an integral part of the combined financial statements.

THE HEAVY LIFT BUSINESS OF TELEFLEX INCORPORATED

NOTES TO COMBINED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Basis of presentation

The Heavy Lift business (“Heavy Lift” or the “Company”) fabricates and distributes wire rope, wire rope slings, synthetic rope, synthetic web slings and related products for industrial lifting applications. The combined financial statements of the Company include the accounts of Southwest Wire Rope GP LLC, Southwest Wire Rope LP and its 100% wholly-owned subsidiary Southern Wire LLC. These entities comprise the Heavy Lift business, which was wholly owned by Teleflex Incorporated (“Teleflex”) through June 25, 2010. Material transactions and accounts between individual entities of the Heavy Lift business have been eliminated in combination. Heavy Lift sales to related parties outside of the Heavy Lift business are not eliminated but are disclosed separately (see Note 6) as well as amounts due to or from related parties. Intercompany balances with Teleflex have been reflected as part of invested equity.

These combined financial statements reflect the assets, liabilities, revenues and expenses directly attributable to the Heavy Lift business which had been included in the Commercial Segment of Teleflex’s historical financial statements. The preparation of these combined financial statements include the use of "carve out" accounting procedures wherein certain assets, liabilities and expenses related to or incurred on behalf of the Heavy Lift business have been included and/or allocated as appropriate to reflect the combined financial results of Heavy Lift, in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

The accompanying unaudited combined financial statements of Heavy Lift were prepared on the same basis as the annual combined financial statements. In accordance with applicable accounting standards, the accompanying combined financial statements do not include all of the information and footnote disclosures that are required to be included in the annual combined financial statements. The year-end combined balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP for complete financial statements. Accordingly, the quarterly combined financial statements should be read in conjunction with the combined financial statements for the year ended December 31, 2009.

Teleflex provides a number of corporate and administrative functions to Heavy Lift which resulted in charges of common costs and corporate overhead being recorded in the Heavy Lift results of operations of approximately $0.6 million for each of the three month periods ended March 28, 2010 and March 29, 2009. These charges are reflected in cost of sales and selling, engineering and administrative expenses. Management believes the methods used to allocate such costs were made on a reasonable basis. These allocations were based on a variety of factors which included relative sales revenue, personnel head count and number of facilities. Such charges and allocations included herein may not necessarily reflect the results of operations of Heavy Lift in the future or what they would have been had Heavy Lift been a separate, stand-alone entity during the periods presented.

Note 2 — New accounting standards

The Company will adopt the following new accounting standards as of January 1, 2011, the first day of its 2011 fiscal year:

Amendment to Revenue Recognition: In October 2009, the FASB established the criteria for multiple-deliverable revenue arrangements by establishing new guidance on how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting.  Additionally, this requires vendors to expand their disclosures around multiple-deliverable revenue arrangements and will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the guidance to determine the impact on the Company’s results of operations, cash flows, and financial position.

Note 3 — Inventories

Inventories consisted of the following:

	March 28, 2010	December 31, 2009
	(Dollars in thousands)
Raw materials	$6,118	$5,901
Finished goods	3,605	3,290
	9,723	9,191
Less: Inventory reserve	(249)	(140)
Inventories	$9,474	$9,051

Note 4—Goodwill and other intangible assets

Carrying amount of goodwill as of March 28, 2010 and December 31, 2010 is as follows:

(Dollars in thousands)
Goodwill	$7,597

Intangible assets consisted of the following:

	Gross Carrying Amount		Accumulated Amortization
	March 28, 2010	December 31, 2009	March 28, 2010	December 31, 2009
	(Dollars in thousands)
Customer lists	$3,009	$3,009	$731	$669
Distribution rights	123	123	72	65
Trade names	3,967	3,967	771	705
	$7,099	$7,099	$1,574	$1,439

Amortization expense related to intangible assets was approximately $0.1 million for each of the three month periods ended March 28, 2010 and March 29, 2009. Estimated annual amortization expense for each of the five succeeding years is as follows:

(Dollars in thousands)
2010	$540
2011	540
2012	523
2013	515
2014	515

Note 5 — Commitments and contingent liabilities

Operating leases: The Company uses various leased facilities and equipment in its operations. The terms for these leased assets vary depending on the lease agreement.

Environmental:  The Company is subject to contingencies as a result of environmental laws and regulations that in the future may require the Company to take further action to correct the effects on the environment of prior disposal practices or releases of chemical or petroleum substances by the Company or other parties. Much of this liability results from the U.S. Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), often referred to as Superfund, the U.S. Resource Conservation and Recovery Act (“RCRA”) and similar state laws. These laws require the Company to undertake certain investigative and remedial activities at sites where the Company conducts or once conducted operations or at sites where Company-generated waste was disposed.

Remediation activities vary substantially in duration and cost from site to site. These activities, and their associated costs, depend on the mix of unique site characteristics, evolving remediation technologies, diverse regulatory agencies and enforcement policies, as well as the presence or absence of other potentially responsible parties. At March 28, 2010, the Company’s combined balance sheet included an accrued liability of approximately $1.4 million relating to these matters. Considerable uncertainty exists with respect to these costs and, if adverse changes in circumstances occur, potential liability may exceed the amount accrued as of March 28, 2010. The time frame over which the accrued amounts may be paid out, based on past history, is estimated to be 15-20 years.

Litigation: The Company is a party to various lawsuits and claims arising in the normal course of business. These lawsuits and claims include actions involving product liability, intellectual property, employment and environmental matters.  Based on information currently available, advice of counsel, established reserves and other resources, the Company does not believe that any such actions are likely to be, individually or in the aggregate, material to its business, financial condition, results of operations or liquidity. However, in the event of unexpected further developments, it is possible that the ultimate resolution of these matters, or other similar matters, if unfavorable, may be materially adverse to the Company’s business, financial condition, results of operations or liquidity.  Legal costs such as outside counsel fees and expenses are charged to expense in the period incurred.

Other: The Company has various purchase commitments for materials, supplies and items of permanent investment incident to the ordinary conduct of business. On average, such commitments are not at prices in excess of current market.

Note 6 — Related party

Historically, Heavy Lift has maintained trade relationships with a number of other Teleflex affiliates.  Revenues from these affiliates were $0.1 million for each of the three month periods ended March 28, 2010 and March 29, 2009 and are included in the revenues reflected in the combined statements of income.

In addition to trade arrangements, historically, Heavy Lift and Teleflex or its affiliates have maintained intercompany funding arrangements and, as discussed in Note 1, the combined financial statements reflect the allocation of certain corporate costs from Teleflex. The net balance of these transactions is reflected on the combined balance sheets in owners’ net investment.

Interest income for the three months ended March 28, 2010 and March 29, 2009 related to these arrangements included in the combined statements of income was $1.2 million and $1.0 million, respectively.

Note 7 —Subsequent event

On May 27, 2010, Teleflex entered into a definitive agreement to sell the Heavy Lift business, excluding the property located on Federal Road, to Houston Wire & Cable Company for $50 million. The transaction closed by the end of the second quarter of 2010.